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                                                                     EXHIBIT 4.4

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                                   AND WAIVER


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of the 20th day of November, 1998 (this "Amendment"), is made among PROVINCE HEALTHCARE COMPANY, a Delaware corporation (the "Borrower"), the Lenders (as hereinafter defined) that have executed this Amendment (the "Required Lenders"), and FIRST UNION NATIONAL BANK, as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

         A. The Borrower, certain banks and other financial institutions (the "Lenders") and the Agent are parties to an Amended and Restated Credit Agreement, dated as of March 30, 1998 (the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         B. The Borrower has requested the amendment of the Capital Expenditures financial covenant of the Credit Agreement and has additionally requested that the Required Lenders waive a violation by the Borrower of the Capital Expenditures financial covenant of the Credit Agreement, and the Required Lenders have agreed to effect such amendment and waiver upon the terms and conditions set forth herein.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                                   AMENDMENTS


         1.1 Capital Expenditures. SECTION 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

             "6.14 Capital Expenditures. Permit Capital Expenditures for the four (4) consecutive fiscal quarters ending on the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 1998 to exceed seven and one-half percent (7.5%) of Consolidated Net Revenues for the four (4) consecutive fiscal quarters then ending."


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                                   ARTICLE II.

                                     WAIVER

         For the four consecutive fiscal quarters ended September 30, 1998, Capital Expenditures equaled $14,008,159, or 5.23% of Consolidated Net Revenues (which equaled $269,736,489) for such period. The Required Lenders hereby agree to waive any Default or Event of Default arising from noncompliance by the Borrower with SECTION 6.14 (as such section was in effect immediately prior to giving effect to the amendments to such section set forth herein) of the Credit Agreement, as of the last day of the fiscal quarter ended September 30, 1998; provided that Capital Expenditures for the four (4) consecutive fiscal quarters ending on September 30, 1998 did not exceed 5.25% of Consolidated Net Revenues for the four (4) consecutive fiscal quarters then ending. If any Default or Event of Default (other than with respect to any Default or Event of Default being waived as specifically described hereinabove) should occur and be continuing under the Credit Agreement, the Agent and the Lenders will be under no obligation to forbear the exercise of their rights and remedies under the Credit Agreement, the other Credit Documents, applicable law or otherwise. Further, the waiver of the Required Lenders set forth herein is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or a waiver of any Default or Event of Default except as expressly set forth herein.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants as follows:

         3.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Loan Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

         3.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.


                                   ARTICLE IV.

                           CONDITIONS TO EFFECTIVENESS

         The effectiveness of the amendments to the Credit Agreement and waiver set forth in this Amendment is subject to the satisfaction of the following conditions:



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         4.1 Representations and Warranties; Officer's Certificate. The
following shall be true and the Agent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (i) each of the representations and warranties of the Borrower contained in this Amendment, the Credit Agreement and the other Loan Documents is true and correct as of the date of such certificate after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing after giving effect to this Amendment, and (iii) each of the conditions set forth in this ARTICLE IV has been satisfied.

         4.2 Other Documents. The Agent shall have received such other documents, certificates, opinions and instruments as it shall have reasonably requested.


                                   ARTICLE V.

                                  MISCELLANEOUS

         5.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Loan Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or of any other Loan Document except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         5.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

         5.3 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment.

         5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

         5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.


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         5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

         5.7 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by the Borrower, the Agent and the Required Lenders; provided that the amendments to the Credit Agreement and the waiver set forth herein shall become effective as provided in ARTICLE IV hereof.







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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.



                                         PROVINCE HEALTHCARE COMPANY


                                         By: /s/ Richard D. Gore
                                             ----------------------------------
                                             Name: Richard D. Gore
                                             Title: Executive VP and CFO



                                         FIRST UNION NATIONAL BANK,
                                         as Agent, Lender and
                                         successor by merger to
                                         CORESTATES BANK, N.A.


                                         By: /s/ Joseph H. Towell
                                             ----------------------------------
                                             Name: Joseph H. Towell
                                             Title: Senior Vice President




                                         BANK PARIBAS


                                         By: /s/ Glenn E. Mealy
                                             ----------------------------------
                                             Name: Glenn E. Mealy
                                             Title: Director


                                         By: /s/ Roger A. May
                                             ----------------------------------
                                             Name: Roger A. May
                                             Title: Vice President



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                                         CREDIT LYONNAIS NEW YORK BRANCH


                                         By: /s/ F. Tavangar
                                             ----------------------------------
                                             Name: Farboud Tavanger
                                             Title: First Vice President




                                         NATIONSBANK OF TENNESSEE, N.A.


                                         By: /s/ Elizabeth L. Knox
                                             ----------------------------------
                                             Name: Elizabeth L. Knox
                                             Title: SVP



                                         AMSOUTH BANK


                                         By: /s/ Cathy M. Wind
                                             ----------------------------------
                                             Name: Cathy M. Wind
                                             Title: VP


                                         FIRST AMERICAN NATIONAL BANK


                                         By: /s/ Sandy Hamrick
                                             ----------------------------------
                                             Name: Sandy Hamrick
                                             Title: Senior-Vice President




                                         KEY CORPORATE CAPITAL, INC.


                                         By: /s/ J. Tell
                                             ----------------------------------
                                             Name: Jeffrey M. Tell
                                             Title:
                                                    ---------------------------






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                                         LEHMAN COMMERCIAL PAPER, INC.


                                         By: /s/  /illegible/
                                             ----------------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                   ----------------------------



                                         NATIONAL CITY BANK OF KENTUCKY


                                         By: /s/ Roderick M. Brown
                                             ----------------------------------
                                             Name: Roderick M. Brown
                                             Title: Vice President




                                         UNION BANK OF CALIFORNIA, N.A.


                                         By: /s/ Virginia Hart
                                             ----------------------------------
                                             Name: Virginia Hart
                                             Title: Vice President




                                         FLEET NATIONAL BANK


                                         By: /s/ Maryann S. Smith
                                             ----------------------------------
                                             Name: Maryann S. Smith
                                             Title: Vice President



                                         MELLON BANK, N.A.


                                         By: /s/ Scott Hennessee
                                             ----------------------------------
                                             Name: Scott Hennessee
                                             Title: Vice President



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